SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Andersons, Inc.

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THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

March 15, 2004

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders that will be held on Thursday, May 13, 2004, at 1:30 p.m., local time, at The Andersons’ Headquarters Building, 480 West Dussel Drive, Maumee, Ohio 43537.

     This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and how to vote your proxy and procedures for the meeting. It also describes how the board operates and gives you information about our director candidates. A form of proxy for voting at the meeting and our 2003 annual report to shareholders are included with this booklet.

     It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the annual meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

     I look forward to seeing you on May 13.

Sincerely,

/s/ Richard P. Anderson

Richard P. Anderson
Chairman, Board of Directors

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 13, 2004
Time:	1:30 P.M.
Place:	The Andersons’ Headquarters Building
480 West Dussel Drive
Maumee, Ohio 43537

Matters to be voted upon:

1.	The election of ten directors to hold office for a one-year term.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.

3.	The approval of the 2004 Employee Share Purchase Plan.

4.	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of The Andersons, Inc. Common Shares as of the close of business on February 27, 2004 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors

Maumee, Ohio
March 15, 2004	/s/ Beverly J. McBride

Beverly J. McBride
Secretary

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card, by telephone or via the internet. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

Introduction
This Proxy Solicitation
The Annual Meeting
Common Shares Outstanding
Voting
How to Vote Your Shares
How to Revoke Your Proxy
Voting at the Annual Meeting
The Board’s Recommendations
Votes Required to Approve Each Item
Where to Find Voting Results
Proposals
Election of Directors
Approval of Independent Auditors
Approval of the 2004 Employee Share Purchase Plan
Other Business
Board of Directors
Board Meetings and Committees
Code of Ethics
Director Compensation
Audit Committee Report
Appointment of Independent Auditors
Independent Auditors
Audit Fees
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Auditors
2004 Employee Share Purchase Plan
Description of the Plan
Federal Income Tax Consequences
Benefits under the Original ESPP
Share Ownership
Shares Owned by Directors and Executive Officers
Share Ownership of Certain Beneficial Owners
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Executive Compensation
Summary Compensation Table
Option Grants
Aggregated Option Exercises in 2003 and Year-End Values
Equity Compensation Plan Information
Estimated Retirement Benefits
Compensation Committee Report on Executive Compensation
Performance Graph
Other Information
Shareholder Proposals for 2005 Annual Meeting
Additional Information
Appendix A
Appendix B
Appendix C

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

PROXY STATEMENT

Annual Meeting of Shareholders
May 13, 2004

Introduction

     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy is being mailed to shareholders on or about March 15, 2004.

This Proxy Solicitation

     Included in this package are the proxy card and this proxy statement. The proxy card and the identification number on it is the means by which you authorize another person to vote your shares in accordance with your instructions.

     This proxy statement provides you with information about the proposals and about The Andersons, Inc. (“Corporation”) that you may find useful in deciding how to vote. After this introduction, you will find the following eight sections:

•	Voting

•	Proposals

•	Board of Directors

•	Appointment of Independent Auditors

•	2004 Employee Share Purchase Plan

•	Share Ownership

•	Executive Compensation

•	Other Information

The Annual Meeting

     As shown on the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, May 13, 2004, at The Andersons’ Headquarters Building in Maumee, Ohio. The Corporation’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.

     Abstentions and broker non-votes (proxies held in street name by brokers that are not voted on all proposals) will be treated as present for purposes of determining whether a majority is represented.

     There were no shareholder proposals submitted for the Annual Meeting. We must receive any shareholder proposals for the 2005 Annual Meeting at our principal offices in Maumee, Ohio by December 31, 2004.

Common Shares Outstanding

     On February 27, 2004, The Andersons, Inc. had issued and outstanding 7,250,791 shares of common stock.

Voting

     You are entitled to one vote at the Annual Meeting for each Common Share of The Andersons, Inc. that you owned of record as of the close of business on February 27, 2004.

How to Vote Your Shares

     You may vote your shares at the Annual Meeting by proxy or in person. Even if you plan to attend the meeting, we urge you to vote in advance. If your shares are recorded in your name, you may cast your vote in one of these four ways:

•	Vote by telephone: You can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

•	Vote by mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

•	Vote via the internet: You can vote via the internet by accessing the following website — www.computershare.com/us/proxy. Follow the simple instructions and be prepared to enter the code listed on your proxy card. If you vote via the internet, you do not need to return your proxy card.

•	Vote in person at the Annual Meeting

     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

     When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your telephone or mail proxy vote will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Beverly J. McBride, John P. Kraus and Matthew C. Anderson to serve as the proxies for the Annual Meeting.

How to Revoke Your Proxy

     You may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying Beverly J. McBride, our Corporate Secretary, in writing prior to the Annual Meeting;

•	Submitting a later dated proxy card or telephone vote;

•	Attending the Annual Meeting and revoking your proxy in writing. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting at the Annual Meeting

     Your shares will be voted at the meeting as directed by the instructions on your proxy card or voting instructions if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the meeting.

The Board’s Recommendations

     If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares for the election of the nominated directors and the ratification of the independent auditors.

Votes Required to Approve Each Item

     The Code of Regulations also states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors. The ratification of independent auditors requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal. The approval of the 2004 Employee Share Purchase Plan requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.

Where to Find Voting Results

     We will announce the voting results at the Annual Meeting and will publish the voting results in the Corporation’s Form 10-Q for the second quarter ended June 30, 2004. We will file that Form 10-Q with the Securities and Exchange Commission in August 2004.

Proposals

     The Board has nominated ten directors each for a one-year term. The Audit Committee has hired and the Board has approved PricewaterhouseCoopers LLP as the Corporation’s independent auditors for the year 2004 and recommends that you vote for their ratification. Finally, the Board has adopted a new Employee Share Purchase Plan.

Election of Directors

     The Board of Directors has nominated and recommends the election of each of the nominees listed below. Each Director that is elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Corporation. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

     The following is a brief biography of each nominee. Information as to their ownership of the Common Shares can be found in the Share Ownership section at page 15. All information provided is current as of the record date - February 27, 2004.

		Principal Occupation, Business Experience	Director
Name	Age	and Other Directorships	Since
Michael J. Anderson	52	President and Chief Executive Officer since January 1999, President and Chief Operating Officer from 1996 through 1998, Vice President and General Manager of the Retail Group from 1994 until 1996 and Vice President and General Manager Grain Group from 1990 through 1994. Director of Interstate Bakeries Corporation and Fifth Third Bank, Northwest Ohio.	1988

Richard P. Anderson	74	Chairman of the Board since 1996, Chief Executive Officer from 1987 to 1998, Managing Partner from 1984 to 1987, general partner and member of Managing Committee from 1947 to 1987.	1987

Thomas H. Anderson	80	Chairman Emeritus since 1996, Chairman of the Board from 1987 until 1996, Senior Partner in 1987, general partner and member of Managing Committee from 1947 to 1987.	1987

John F. Barrett	54	Chairman, President and Chief Executive Officer of The Western and Southern Financial Group, previously President and Chief Operating Officer and Executive Vice President and Chief Financial Officer. Director of Convergys Corp., Inc. and Fifth Third Bancorp.	1992

Paul M. Kraus	71	Of counsel to the Toledo, Ohio law firm of Marshall & Melhorn, LLC, member since 1962.	1988

Donald L. Mennel	57	President and Treasurer of The Mennel Milling Company since 1984. Served as a member of the Federal Grain Inspection Service Advisory Board and a past chairman of the Eastern Soft Wheat Technical Board.	1998

		Principal Occupation, Business Experience	Director
Name	Age	and Other Directorships	Since
David L. Nichols	62	President and Chief Operating Officer of the Rich’s Lazarus Goldsmith’s Macy’s Division of Federated Department Stores, Inc. since August 2000, previously Chairman and Chief Executive Officer of Mercantile Stores, Inc. Past director of the Federal Reserve Bank, Cleveland, Ohio.	1995

Dr. Sidney A. Ribeau	56	President of Bowling Green State University since 1995. Previously Vice President for Academic Affairs at California State Polytechnic University, Pomona, California. Director of Worthington Industries, Inc. and Convergys Corp., Inc.	1997

Charles A. Sullivan	68	Past Chairman of the Board and former Chief Executive Officer of Interstate Bakeries Corporation. Director of UMB Bank of Kansas City, Missouri.	1996

Jacqueline F. Woods	56	Retired President of SBC Ohio. Director of The Timken Company.	1999

     Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. Anderson is a nephew of Richard P. and Thomas H. Anderson and Paul M. Kraus.

     The Board of Directors recommends a vote FOR the election of the ten directors as presented.

Approval of Independent Auditors

     The Audit Committee has hired and the Board of Directors has approved PricewaterhouseCoopers LLP as our independent auditors to audit the financial statements of the Corporation for fiscal year 2004.

     If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will consider other independent auditors.

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors.

Approval of the 2004 Employee Share Purchase Plan

     The Board of Directors has adopted and recommends approval by the shareholders of the 2004 Employee Share Purchase Plan (the “Plan”). This Plan will replace the Corporation’s 1996 Employee Share Purchase Plan that was approved by the shareholders in November 1995. The Plan will provide the Corporation’s employees with the opportunity to purchase Common Shares through a payroll deduction plan.

     The Board of Directors recommends a vote FOR approval of the Plan.

Other Business

     At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Board of Directors

Committees of the Board
Governance /
Name	Board		Audit		Compensation		Nominating
Michael J. Anderson	X
Richard P. Anderson	X	*
Thomas H. Anderson	X
John F. Barrett	X				X
Paul M. Kraus	X
Donald L. Mennel	X		X				X
David L. Nichols	X		X	*
Dr. Sidney A. Ribeau	X				X		X
Charles A. Sullivan	X		X				X *
Jacqueline F. Woods	X				X	*

*Chair

Board Meetings and Committees

     The Board of Directors (the “Board”) held six meetings in 2003. Each director attended 75% or more of the 2003 meetings of the Board and its committees except for David L. Nichols who attended four of the six Board meetings and all Audit Committee meetings and John F. Barrett who attended six of the six Board meetings and one of the two Compensation Committee meetings. The Governance / Nominating Committee is a new committee in 2003; the previous Nominating Committee consisted of the entire Board and met as part of the normal Board meetings. Nine of the ten Board members attended the Annual Shareholders Meeting held on May 1, 2003.

     Audit Committee: The Audit Committee, among other duties, appoints the independent auditors, reviews the internal audit and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the independent auditors regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee met four times in 2003.

     The Board has determined that David L. Nichols, the Chairman of the Audit Committee, is an audit committee financial expert as defined in the federal securities laws. All members of the Audit Committee are independent as defined in the listing standards of the NASDAQ.

     Compensation Committee: The Compensation Committee, comprised solely of three independent directors, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and, under the Corporation’s Amended and Restated Long Term Performance Compensation Plan, grants equity compensation to participants. The Compensation Committee met twice in 2003.

     Governance / Nominating Committee: In 2003, the Nominating Committee was reconstituted as the Governance / Nominating Committee comprised solely of three independent directors. This Committee met once in 2003. The Committee recommends to the Board actions to be taken regarding its structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, recommends a slate of directors to be submitted to the shareholders for approval and conducts regular committee meetings without management being present. The Governance / Nominating Committee recommends the election to the Board of each nominee named in this Proxy Statement. The charter for the Governance / Nominating Committee is included in this document as Appendix C. All members of the Governance / Nominating Committee are independent as defined in the listing standards of the NASDAQ.

     It is the policy of the Governance/Nominating Committee to consider for nomination any director candidate whose name is submitted by a shareholder provided that the submission is made prior to the December 31 deadline that precedes the next annual meeting of shareholders. All candidates for nomination are evaluated on the basis of his/her ability to contribute expertise to the businesses and services in which the Corporation engages and to contribute to the Mission and greater good of the Corporation. Submission of names by shareholders are to be made to the Secretary of the Corporation, at the Corporation’s Maumee, Ohio address, who, in turn, submits the names to the Chair of the Governance/Nominating Committee. In addition to the above-named qualities, the Governance/Nominating Committee has not yet finalized but is currently working on a definition of minimum qualifications and any specific qualities or skills that the Governance/Nominating Committee believes are necessary for one or more of the Corporation’s directors to possess.

     Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of its officers at the Corporation’s Maumee, Ohio, address; or, by calling any officer at 419-893-5050 or 800-537-3370. All shareholder communications intended for the Board will be forwarded to the Board members. Shareholders may also obtain additional information about the Corporation at the Corporation’s website (www.andersonsinc.com).

Code of Ethics

     The Corporation has a Standards of Business Conduct that applies to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. This Standards of Business Conduct is available on the Corporation’s website (www.andersonsinc.com). The Corporation intends to post amendments to or waivers from its Standards of Business Conduct (to the extent applicable to the Corporation’s chief executive officer, principal financial officer or principal accounting officer) or to the Standards of Business Conduct on its website.

Director Compensation

     Directors who are not employees of the Corporation receive an annual retainer of $20,000. The chairpersons of the Audit, Compensation and Governance / Nominating Committees each receive an additional retainer of $3,000. Directors may elect to take their annual retainer in cash, Common Shares, stock options on the Corporation’s Common Shares or as deferred compensation.

     Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting and Annual Meeting attended. Members of each committee, including the chairpersons, who are not employees of the Corporation, receive $1,000 for each committee meeting attended. Participation in Board and committee meetings by phone will be paid at a rate of one half of the regular meeting amount. Beginning in 2002, directors participating in telephone conference meetings with management that are not regularly scheduled committee meetings, also receive a fee of the greater of $500 or one half of the regular meeting amount.

     Directors also receive an option grant on January 1 of each year partially based on the Corporation’s financial performance. The 2004 grants vest after one year, expire in five years and are granted at the market price on the date of grant. Each director received a grant of 2,100 options on January 1, 2004.

     Thomas Anderson, chairman emeritus, receives a payment of $55,000 annually from the Corporation for business consulting and advisory services.

Audit Committee Report

     The Audit Committee of The Andersons, Inc. Board of Directors is comprised of three independent directors and operates under a written charter (included in Appendix A). The Audit Committee appoints, compensates and oversees the Corporation’s independent auditors. The Audit Committee’s appointment is presented to the shareholders in the annual proxy statement for ratification.

     Management is responsible for the Corporation’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Corporation’s independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management, internal audit and the independent auditors. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, internal audit and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

     The Audit Committee has also reviewed the services provided by the independent auditors (as disclosed below under the caption “Audit Fees”) when considering their independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
David L. Nichols (chair), Donald L. Mennel, Charles A. Sullivan

Appointment of Independent Auditors

Independent Auditors

     PricewaterhouseCoopers LLP (“PwC”) served as the Corporation’s independent auditors for the year ended December 31, 2003. The Audit Committee has appointed PwC as independent auditors of the Corporation for the year ended December 31, 2004.

     Representatives from PricewaterhouseCoopers LLP are expected to attend the meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.

Audit Fees

     During 2003, PwC not only acted as the Corporation’s independent auditors (services related to auditing the Corporation’s consolidated financial statements for 2003 and reviewing financial statements included in Quarterly Reports on Form 10-Q) but also rendered other services to the Corporation. The following table sets forth the aggregate fees billed by PwC for audit services related to 2003 and 2002 and for other services billed in the most recent two years:

Fees	2003		2002
Audit	$432,300		$355,500
Audit-related	341,300	(1)	19,670	(2)
Tax	215,000	(3)	2,451	(4)
Other	1,400	(5)	200,900	(5)

Total	$990,000		$578,521

(1)	Fees for accounting consultations in connection with various acquisitions, assistance in planning the 404 internal controls project, review of railcar lease-financing transactions and other consultations concerning financial accounting and reporting standards.

(2)	Fees for review of railcar lease-financing transactions.

(3)	Fees for assistance in evaluating fixed asset tax depreciation policies.

(4)	Fees for tax planning and tax advice.

(5)	Fees for assistance in evaluation of a management costing system and business modeling in the Processing Group and annual license fee for technical accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Auditors

     In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes Oxley Act of 2002, which were effective as of May 6, 2003 and require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Corporation’s independent auditors, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Corporation’s independent auditors. This policy specifically pre-approves at the beginning of each fiscal year all audit and audit-related services to be provided by the independent auditor during that fiscal year within a general budget. The Audit Committee is updated as to the actual billings for these items on a quarterly basis.

     Tax and all other services that are permitted to be performed by the auditor, but could also be performed by other service providers, require specific pre-approval by the Audit Committee after considering other bids and the impact of these services on auditor independence. If the Audit Committee pre-approves services in these categories obtained from the independent auditor, the Audit Committee is updated on a quarterly basis as to the actual fees billed under each project.

     Since May 6, 2003, 100% of the tax and other fees were pre-approved by the Audit Committee. All fees noted above were for full-time, permanent employees of PricewaterhouseCoopers LLP.

2004 Employee Share Purchase Plan

Description of the Plan

     The Board of Directors adopted the 2004 Employee Share Purchase Plan (“2004 ESPP”) on December 12, 2003, subject to approval by shareholders. This 2004 ESPP replaces the Employee Share Purchase Plan (“ESPP”) adopted by shareholders in 1995. Under the original ESPP, 300,000 Common Shares were reserved for purchase by employees. Most of these 300,000 Common Shares have now been distributed and the Board wishes to terminate the ESPP and transfer any remaining Common Shares to the 2004 ESPP. The 2004 ESPP will operate under the same general terms of the ESPP.

     The 2004 ESPP permits employees of the Corporation who elect to participate (“Participants”) to purchase Common Shares under the 2004 ESPP through payroll deductions. The purpose of the 2004 ESPP is to enable and encourage employees to acquire an ownership interest in the Corporation through the purchase of Common Shares, thereby permitting employees to share in the growth of the Corporation. The following is a summary of the principal features of the 2004 ESPP. This summary is qualified in its entirety by the terms and conditions of the 2004 ESPP itself, a copy of which is attached hereto as Appendix B.

     The 2004 ESPP will be administered by the Compensation Committee, which will have the authority, subject to certain limitations, to determine eligibility for participation in the plan and to prescribe the terms and conditions under which Common Shares may be purchased under the 2004 ESPP. All employees of the Corporation will be eligible to participate in the 2004 ESPP, subject to certain tax law limitations. As of December 31, 2003, the Corporation had 1,227 full-time and 1,661 part-time or seasonal employees.

     Participants may direct the deduction of a specified percentage from their eligible compensation, to be used to purchase Common Shares under the 2004 ESPP. A Participant may cease contributions, re-enroll in the 2004 ESPP, or increase or decrease the rate of contributions during any plan period in accordance with the rules and procedures prescribed by the Compensation Committee from time to time. A Participant will automatically participate in each successive plan period until the time of such Participant’s withdrawal from the 2004 ESPP. All deductions made from the eligible compensation of a Participant will be credited on the records of the Corporation and used by the Corporation to effect the purchases of Common Shares under the 2004 ESPP.

     Each plan period lasts twelve months, beginning on January 1 of each year and ending on the following December 31. At the beginning of each plan period, each Participant will be deemed to have been granted an option to purchase, on the last day of the plan period, Common Shares at an exercise price to be determined by the Compensation Committee, which price shall be the lesser of (i) the fair market value of the Common Shares as of the first day of such plan period or (ii) the fair market value of the Common Shares as of the last day of such plan period, in each case less a discount to market as specified by the Committee from time to time, such discount not to exceed 15%. The Corporation does not currently intend to offer a discount to market as part of the 2004 ESPP. The total amount of consideration eligible for the exercise of such deemed option will not exceed the total amount credited to such Participant’s account pursuant to the 2004 ESPP for such plan period.

     The Corporation will effect purchases of Common Shares under the 2004 ESPP by allocating the appropriate number of Common Shares to each Participant’s share account, until the maximum number of Common Shares available under the 2004 ESPP have been issued and purchased pursuant to the 2004 ESPP’s terms. Participants will have all of the rights and privileges of any shareholder with respect to such shares. Any cash dividends paid with respect to a Participant’s Common Shares will be either paid to Participant or credited to such Participant’s account to be used to purchase Common Shares pursuant to the 2004 ESPP. All Common Share distributions or Common Share splits will be credited to a Participant’s share account, which will be administered by the Compensation Committee. All Common Share rights and warrants will be distributed to a Participant as if such Participant were the record holder of the Common Shares in his or her share account. Upon termination of the Participant’s employment with the Corporation or participation in the 2004 ESPP, all Common Shares credited to such account, and all uninvested cash credited to the Participant’s account will be distributed to the Participant. The Corporation will pay the costs of administering the 2004 ESPP, including the fees and expenses of auditors and counsel in connection with the 2004 ESPP.

     The Corporation will not grant to any Participant any right to purchase Common Shares if the exercise of such right would cause such Participant to own five percent or more of the combined voting power or value of all classes of the Corporation’s capital shares. In addition, the number of shares which may be purchased by any Participant in any plan period cannot exceed the number of shares the fair market value of which, together with the fair market value of shares previously purchased by such Participant during such calendar year, in the aggregate exceeds $25,000. For the preceding limitation, fair market value is measured on the first day of the plan period.

     Subject to the provisions of Section 423 of the Code, the Corporation has the power to amend the 2004 ESPP, in its sole discretion, at any time in any respect, except that the Corporation may not make any such amendment if it would retroactively impair or otherwise adversely affect the rights of any person to benefits that have already accrued under the 2004 ESPP.

     The aggregate number of Common Shares subject to issuance under the Share Purchase Plan is 300,000, subject to adjustment in the event of a share dividend, share split or similar change plus any remaining unissued Common Shares from the original ESPP. These Common Shares may be newly issued Common Shares or may be Common Shares purchased for the 2004 ESPP on the open market at the discretion of the Corporation.

     The 2004 ESPP will terminate at such time as all of the Common Shares reserved for purchase under the plan have been purchased, or at any other time at the discretion of the Board of Directors.

Federal Income Tax Consequences

     The following discussion is intended only as a general summary of the federal income tax consequences arising from the purchase of Common Shares pursuant to the

2004 ESPP (“Plan Shares”) and the subsequent disposition of such Plan Shares, as based upon the Internal Revenue Code (the “Code”) as currently in effect. Because federal income tax consequences will vary as a result of individual circumstances, each employee participating in the 2004 ESPP should consult his or her tax advisor with respect to the tax consequences of the purchase or disposition of Plan Shares. Moreover, the following summary relates only to Participants’ federal income tax treatment. The state, local and foreign tax consequences may be substantially different.

     The Corporation intends the 2004 ESPP to be an “employee stock purchase plan” as defined in Section 423 of the Code, and plans to report the tax consequences of rights to purchase shares and the exercise of such rights pursuant to the 2004 ESPP accordingly. If the 2004 ESPP is not so qualified for any reason, including failure to receive the requisite shareholder approval, then the grant of a right to purchase Plan Shares will generally not be taxable, but Participants will recognize ordinary compensation income on the Purchase Date equal to the difference between the price paid and the fair market value of the Plan Shares on that date, and the Corporation will be entitled to a deduction for the same amount. Thereafter, a Participant will be taxed as any other investor in Common Shares, as if the Participant had purchased the Plan Shares at fair market value. Except where noted otherwise, the following discussion assumes that the 2004 ESPP is so qualified.

     Under applicable provisions of the Code, Participants remain taxable on all compensation income, including the amount of payroll deductions used to purchase Plan Shares. However, assuming the 2004 ESPP is qualified pursuant to Code Section 423, Participants will not recognize taxable income, and the Corporation will not be entitled to a deduction, on the date of grant (the “Grant Date”) or the date of exercise (the “Purchase Date”) of a right to purchase Plan Shares.

     The tax treatment of a Participant who sells Plan Shares (or makes a taxable exchange of Plan Shares for other property) depends on how long the Participant holds those Plan Shares, measured from the Grant Date and the Purchase Date. If a Participant sells Plan Shares more than two years after the Grant Date and more than one year after the Purchase Date, the gain or loss on such sale is computed as the difference between the price paid and the sale price. If the Plan Shares are sold at a gain, a portion of the gain will be treated as ordinary compensation income equal to the lesser of (a) the difference between the fair market value of the Plan Shares on the Grant Date and the amount paid for such Plan Shares and (b) the difference, if any, between the fair market value of the Plan Shares on the date of disposition and the amount the Participant paid for such Plan Shares. If there is additional gain (in excess of the ordinary income amount), the remaining gain will be long-term capital gain. If the Plan Shares are sold at a loss, the loss will be a capital loss, and no portion of the loss will be treated as an ordinary loss or deduction. The Corporation will not be entitled to any deduction as a result of any such sale.

     If a Participant sells Plan Shares within two years after the Grant Date or within one year after the Purchase Date (a “disqualifying disposition”), a two-step analysis is required. First, the Participant will recognize taxable, ordinary compensation income in the year of sale equal to the difference between the fair market value of the Plan Shares on the Purchase Date and the amount paid for such Plan Shares. This amount of ordinary compensation income is then treated as an additional amount paid for the Plan Shares, so that the Participant is deemed to have purchased the Plan Shares at their fair market value on the Purchase Date. Second, capital gain or loss will be computed as the difference between the actual sale price and the deemed purchase price (i.e., the difference between the actual sale price and the fair market value on the Purchase Date). The capital gain or loss will be long-term or short-term gain or loss depending on whether the Participant held the Plan Shares for more than one year after the Purchase Date. In the case of such a disqualifying disposition, the Corporation will be entitled to a deduction in the year of sale equal to the amount the Participant reports as ordinary income.

     If a Participant makes a gift or otherwise disposes of Plan Shares other than in a taxable exchange or sale, the Participant may recognize taxable, ordinary compensation income in the year of such disposition. In the case of a disposition more than two years after the Grant Date and more than one year after the Purchase Date, if the fair market value of the Plan Shares on the date of disposition is greater than the amount the Participant paid for such Plan Shares, the amount of ordinary compensation income will be the lesser of (a) the difference between the fair market value of the Plan Shares on the Grant Date and the amount paid for such Plan Shares and (b) the difference between the fair market value of the Plan Shares on the date of disposition and the amount the Participant paid for such Plan Shares. If the fair market value of the Plan Shares on the date of disposition is not greater than the amount the Participant paid for such Plan Shares, the Participant does not recognize any ordinary compensation income. In the case of such a disposition within two years after the Grant Date or within one year after the Purchase Date (a “disqualifying disposition”), the amount of ordinary compensation income will be the difference between the fair market value of the Plan Shares on the Purchase Date and the amount paid for such Plan Shares.

     If a Participant dies while still holding Plan Shares and the fair market value of the Plan Shares on the date of death is greater than the amount the Participant paid for such Plan Shares, the tax return for the year of death must include ordinary compensation income equal to the lesser of (a) the difference between the fair market value of the Plan Shares on the Grant Date and the amount paid for such Plan Shares and (b) the difference between the fair market value of the Plan Shares on the date of death and the amount the Participant paid for such Plan Shares. If the fair market value of the Plan Shares on the date of death is not greater than the amount the Participant paid for such Plan Shares, the tax return for the year of death will not include any ordinary income relating to the Plan Shares.

     Any dividends paid on Plan Shares must be reported as ordinary income in the year paid, regardless of the fact that such dividends are reinvested in additional Plan Shares. The sale of Plan Shares purchased through dividend reinvestment is subject to the income tax rules that normally apply to the sale of securities.

     As discussed above, the compensation to an employee related to the purchase and disposition of Plan Shares is only deductible to the Corporation if the employee makes a disqualifying disposition of the Plan Shares.

     The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to Participants under the 2004 ESPP. It is accordingly recommended that all Participants consult their own tax advisors concerning federal, state, local and foreign income and other tax considerations relating to the 2004 ESPP.

Benefits under the Original ESPP

     The following table sets forth the amount of purchases made under the Original ESPP in 2003.

Name and Position	Units (Common Shares)
Dennis S. Addis, President, Plant Nutrient Division	—
Michael J. Anderson, President and Chief Executive Officer	—
Daniel T. Anderson, President, Retail Group	—
Harold M. Reed, President, Grain Division	—
Rasesh H. Shah, President, Rail Group	939
Executive group	1,338
Non-executive director group	—
Non-executive officer employee group	21,346

Share Ownership

Shares Owned by Directors and Executive Officers

     This table indicates the number of Common Shares owned by the executive officers and directors as of February 27, 2004. The table displays this information for the group as a whole, for each director individually and for the five most highly compensated executive officers.

	Amount and Nature of Shares
	Beneficially Owned as of February 27, 2004
		Aggregate Number Of
		Shares Beneficially
Name	Options (a)	Owned		Percent of Class (b)
Dennis J. Addis	26,900	11,387	(g)	*
Daniel T. Anderson	23,200	137,343		2.21%
Michael J. Anderson	154,732	139,033	(c)	3.97%
Richard P. Anderson	142,842	345,698	(d)	6.61%
Thomas H. Anderson	6,750	266,923	(e)	3.77%
John F. Barrett	6,750	11,954		*
Paul M. Kraus	6,750	112,181	(f)	1.64%
Donald L. Mennel	5,100	8,823		*
David L. Nichols	5,100	7,555		*
Harold M. Reed	46,000	10,672		*
Dr. Sidney A. Ribeau	8,557	5,140		*
Rasesh H. Shah	34,705	9,734		*
Charles A. Sullivan	6,750	29,121		*
Jacqueline F. Woods	6,750	7,797		*
All directors and executive officers as a group (21 persons)	608,768	1,289,338		24.15%

(a)	Includes options exercisable within 60 days of February 27, 2004.

(b)	An asterisk denotes percentages less than one percent.

(c)	Includes 51,546 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse; 6,032 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson’s son; 6,532 Common Shares held by Laura J. Anderson, Mr. Anderson’s daughter; and 6,532 Common Shares held by Colin J. Anderson, Mr. Anderson’s son. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(d)	Includes 332,811 Common Shares held by Richard P. Anderson, LLC. Richard P. Anderson holds all options on Common Shares. Voting shares of the LLC are held 50% by Richard P. Anderson and 50% by Mrs. Frances H. Anderson, Mr. Anderson’s spouse. Nonvoting shares are held 31.7% each by Mr. Anderson and Mrs. Anderson. Mr. and Mrs. Anderson’s children hold the remaining nonvoting shares. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	Includes 143,028 Common Shares held by Mrs. Mary P. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(f)	Includes 55,558 Common Shares held by Mrs. Carol A. Kraus, Mr. Kraus’s spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.

(g)	Includes 400 Common Shares owned by Jeremy Addis, Mr. Addis’s son; 400 Common Shares owned by Jennifer Addis, Mr. Addis’s daughter; and 400 Common Shares owned by Jonathan Addis, Mr. Addis’s son. Mr. Addis disclaims beneficial ownership of such Common Shares.

Share Ownership of Certain Beneficial Owners

	Name and Address of Beneficial	Amount and Nature of
Title of Class	Owner	Beneficial Ownership	Percent of Class
Common Shares	Dimensional Fund Advisors, Inc.	336,047 shares	4.63%
	1299 Ocean Avenue
	11th floor
	Santa Monica, California 90401

Common Shares	Berno, Gamble & Barbee	524,208 shares	7.23%
	1100 North Glebe Road
	Suite 1040
	Arlington, Virginia 22201

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not officers or directors but who beneficially own more than ten percent of Common Shares, must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Corporation.

     We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2003, except for Dan Anderson filing a late Form 4 for transfers to him of non-voting shares of Richard P. Anderson, LLP.

Executive Compensation

     This section contains charts that show the amount of compensation (both cash and Common Shares) earned by the Corporation’s five most highly paid executive officers. It also contains the performance graph comparing the Corporation’s performance relative to our peer group of companies and the report of our Compensation Committee explaining the compensation philosophy for the Corporation’s most highly paid executive officers.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation	All Other Compensation
Name and Position	Year	Salary	Bonus	Option Grants	(a)
Michael J. Anderson	2003	$348,333	$185,000	35,000	$6,000
President and Chief	2002	300,000	200,000	40,000	6,000
Executive Officer	2001	325,000	75,000	35,000	5,100
Dennis J. Addis	2003	179,583	132,500	12,000	6,000
President	2002	162,833	110,000	7,500	6,000
Plant Nutrient Division	2001	152,000	80,000	6,000	3,990
Daniel T. Anderson	2003	211,998	75,000	12,000	4,975
President	2002	199,169	90,000	10,000	6,000
Retail Group	2001	195,715	6,000	14,000	5,100
Harold M. Reed	2003	200,000	95,000	12,000	6,000
President	2002	193,333	150,000	10,000	5,500
Grain Division	2001	185,000	160,000	14,000	3,100
Rasesh H. Shah	2003	187,667	82,500	12,000	5,484
President	2002	181,333	45,000	7,500	5,890
Rail Group	2001	178,000	15,000	10,000	5,100

(a)	Corporation’s matching contributions to the 401(k) retirement plan and the deferred compensation plan.

Option Grants

	2003 Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual rates of Share
	Securities	Granted to			Price Appreciation
	Underlying	Employees	Exercise		for Option Term (b)
	Options	in Fiscal	or Base	Expiration
	Granted (a)	Year	Price	Date	5%	10%
Dennis J. Addis	12,000	5.90%	$12.70	1/1/08	$194,520	$245,400
Michael J. Anderson	35,000	17.21%	$12.70	1/1/08	567,350	715,750
Daniel T. Anderson	12,000	5.90%	$12.70	1/1/08	194,520	245,400
Harold M. Reed	12,000	5.90%	$12.70	1/1/08	194,520	245,400
Rasesh H. Shah	12,000	5.90%	$12.70	1/1/08	194,520	245,400

(a)	These options, granted on January 1, 2003, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a share price of $16.21 per share and 10% results in a price of $20.45 per share for the five-year option term. See (b) for a discussion of the annual growth factors used in calculating potential realizable value.

(b)	Potential realizable value is based on the assumed annual growth of the Corporation’s Common Shares for the option term. Actual gains, if any, on share option exercises are dependent on the future performance of the shares. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in 2003 and Year-End Values

			Unexercised	Value of In-the-
			Options at Year	Money Options at
			End (#)	Year End ($)
	Shares Acquired	Value	Exercisable /	Exercisable /
Name (a)	on Exercise	Realized	Unexercisable	Unexercisable (b)
Dennis J. Addis	7,000	$48,115	16,050	$91,109
			9,450	36,977
Michael J. Anderson	30,000	108,495	131,832	880,673
			30,000	122,400
Daniel T. Anderson	—	—	12,000	64,455
			10,200	41,454
Harold M. Reed	3,300	12,400	39,800	268,396
			10,200	41,454
Rasesh H. Shah	8,795	51,249	23,855	149,863
			9,450	36,977

(a)	None of the individuals in this table has stock appreciation rights.

(b)	The value of in-the-money options is calculated as the difference between the closing market price of the Corporation’s Common Shares underlying the Corporation’s stock options as of December 31, 2003 ($15.97) and the exercise price of the option.

Equity Compensation Plan Information

The following table gives information as of December 31, 2003 about the Corporation’s Common Shares that may be issued upon the exercise of options under all of our existing equity compensation plans.

Equity Compensation Plan Information

	(a)		(c)
	Number of		Number of securities
	securities to		remaining available for
	be issued upon	(b)	future issuance under
	exercise	Weighted-average	equity
	of outstanding	exercise price of	compensation plans
	options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	811,016 (1)	$9.94	656,938 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	811,016	$9.94	656,938

(1)	This number includes options (785,176) and restricted shares (25,840) outstanding under the Corporation’s Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001. This number does not include any shares related to the Employee Share Purchase Plan. This Employee Share Purchase Plan allows employees to purchase common shares at the lower of the market value on the beginning or end of the calendar year through payroll withholdings. This purchase is completed as of December 31.

(2)	This number includes 16,146 Common Shares available to be purchased under the Employee Share Purchase Plan.

Estimated Retirement Benefits

     The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement if occurring today at age 65 under the provisions of our qualified and non-qualified pension plans. These benefits are based upon compensation and years of service.

	Approximate Annual Retirement Benefit
Average Five-Year	Based Upon the Indicated Years of Service (b)
Compensation (a)	5 Years	10 Years	15 Years	25 Years	30 Years

100,000	$6,900	$13,700	$20,600	$34,300	$41,100
150,000	10,600	21,200	31,800	53,000	63,600
200,000	14,400	28,700	43,100	71,800	86,100
250,000	18,100	36,200	54,300	90,500	108,600
300,000	21,900	43,700	65,600	109,300	131,100
350,000	25,600	51,200	76,800	128,000	153,600
400,000	29,400	58,700	88,100	146,800	176,100
450,000	33,100	66,200	99,300	165,500	198,600
500,000	36,900	73,700	110,600	184,300	221,100

(a)	Compensation includes base pay plus bonus.

(b)	The benefits shown reflect the election of a single life annuity. Each of the named executives has sixteen years of credited service.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Committee exercises the Board’s powers in reviewing all aspects of cash and long-term compensation for executive officers and other key employees. All members of the Compensation Committee are independent as defined by the Securities and Exchange Commission and the National Association of Securities Dealers.

     Compensation Philosophy. Our compensation philosophy is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. We have adopted the following objectives as guidelines for compensation decisions:

•	Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•	Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions.

•	Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

•	Implement a balance between short- and long-term compensation to complement our annual and long-term business objectives and strategy and encourage executive performance in fulfilling those objectives.

•	Provide variable compensation opportunities based on company performance, encourage share ownership by executives and align executive compensation with the interests of shareholders.

     Compensation Program Components. We regularly review our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the Corporation’s performance. Elements of the compensation program for executive officers are further explained below.

          Base Salary and Bonus. Base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with that of companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons. Our bonus program considers a portion of this base salary “at risk” and determines how much of the at-risk dollars are awarded each year based on both quantitative and qualitative factors.

          Long-Term Compensation Plan. We sponsor a long-term performance compensation plan that provides certain employees with share options and/or share awards based both on company and individual performance. The exercise price of options is the market price of the Common Shares on the grant date. Share awards may include restrictions that require continued employment prior to vesting.

          Employee Benefit Plans. We also sponsor an Employee Share Purchase Plan that allows employees to purchase Common Shares at the lower of the beginning or end of the year market price. Funding of these purchases is made through payroll deductions.

     Chief Executive Officer Compensation. We set the 2003 fiscal year cash compensation for Mr. Michael J. Anderson based on past compensation practices, policies and performance. Taking these factors into account, Mr. Anderson’s annual base salary was set at $348,000 for 2003. He also received a 2003 performance bonus of $185,000 and a January 1, 2004 grant of 33,500 options. In the future, we will continue to take responsibility for establishing the Chief Executive Officer’s annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

     Summary. After our review of all existing programs, we continue to believe that the total compensation program for executives is focused on increasing shareholder value and enhancing corporate performance. We currently believe that the compensation of executive officers is properly tied to share appreciation through the Amended and Restated Long-Term Performance Compensation Plan. We also believe that executive compensation levels are competitive with the compensation programs provided by our competitors. All members of the Committee have approved this report.

COMPENSATION COMMITTEE
Jacqueline F. Woods (chair), John F. Barrett, Sidney A. Ribeau

Performance Graph

     The graph below compares the total shareholder return on the Corporation’s Common Shares to the cumulative total return for the NASDAQ U.S. Index and a Peer Group Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any. The Peer Group Index, weighted for market capitalization, includes the following companies:

•	Ag Services of America, Inc.

•	Archer-Daniels-Midland Co.

•	Conagra, Inc.

•	Corn Products International, Inc.

•	GATX Corp.

•	IMC Global, Inc.

•	Lesco, Inc.

•	Lowes Companies

•	Scotts Company

     The graph assumes a $100 investment in The Andersons, Inc. Common Shares on December 31, 1998 and also assumes investments of $100 in each of the NASDAQ U.S. and Peer Group indices, respectively, December 31 of the first year of the graph. The value of these investments on the following calendar year ends is shown in the table below the graph.

	Base Period		Cumulative Returns
	December 31, 1998	1999	2000	2001	2002	2003
The Andersons, Inc.	$100.00	$72.70	$78.29	$93.51	$121.52	$155.48
NASDAQ U.S.	100.00	185.46	111.65	88.58	61.09	92.16
Peer Group Index	100.00	92.12	90.80	124.75	109.98	145.85

Other Information

Shareholder Proposals for 2005 Annual Meeting

     The Secretary of the Corporation must receive shareholder proposals for consideration at the 2005 annual meeting no later than December 31, 2004. This deadline is necessary in order for the proposal to be considered for inclusion in the Corporation’s 2005 proxy materials.

Additional Information

     This proxy information is being mailed with the Corporation’s December 31, 2003 Summary Annual Report to Shareholders including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission. You may obtain additional copies of the Corporation’s Annual Report on Form 10-K free of charge upon oral or written request to the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Security and Exchange Commission’s Internet site at http://www.sec.gov. We expect that it will be filed on or about March 12, 2004.

     The proxies being solicited are being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies in the enclosed form will be borne by the Corporation.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone as soon as possible.

By order of the Board of Directors

/s/ Beverly J. McBride

Beverly J. McBride
Secretary

Appendix A

The Andersons, Inc.
Audit Committee Charter

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control which management has established, the corporate accounting and reporting practices, and the internal and external audit processes. Additionally, the Committee is to provide an open avenue of communication between management, the independent auditors, the internal auditors, and the Board of Directors.

Composition of the Audit Committee

The Audit Committee shall be comprised of three or more independent directors, who are free from any relationship that in the opinion of the Board would interfere with their independence. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The members and Chairman of the Committee shall be elected and the Audit Committee Financial Expert designated at the annual organizational meeting of the Board.

Meetings to Be Held

The Committee shall meet at least three times annually. During at least two of these meetings, separate executive sessions will be held with the independent auditors, management, and the audit manager to discuss any matters that the Committee or each of these groups believe should be discussed privately. Further, the Committee shall meet with the members of the disclosure committee at least annually.

In addition to the aforementioned meetings, the Chairman of the Committee, or his or her designee, shall participate in the quarterly financial review meetings held with management and the independent auditors.

Responsibilities and Duties Related to the Independent Auditors

➢	The Committee will serve as the sole authority in evaluating, selecting and, when appropriate, replacing the auditors. The Committee will consider company management’s comments and/or recommendations when performing this duty. Furthermore, the Committee will serve as the sole authority in the discharge of any independent auditor.

➢	Ensure that the independent auditors understand they are ultimately responsible to the Board of Directors and the Audit Committee. Also, ensure that the independent auditors raise all issues with the Committee as warranted.

➢	Confirm and take appropriate action to ensure the independence of the independent auditors. A written statement of independence shall be obtained from the independent auditors on an annual basis.

➢	Meet with the independent auditors and management to review the scope of the proposed audits for the current year and the audit procedures to be utilized. Then, at the conclusion of each audit, review any comments or recommendations of the independent auditors and

i

Appendix A

inquire about any restrictions imposed on the scope of the audit or access to required information.

➢	Ensure the independent auditors feel the company’s accounting policies are consistently applied and that the accounting information contained in the financial statements is clear, consistent and complete.

➢	Review and discuss the financial statements contained in the annual and quarterly reports with both the independent auditors and management. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and others.

➢	Review and pre-approve all non-audit services to be provided by the independent auditors. As part of this process, the Committee shall consider if audit services to be provided will still allow the auditor to remain independent.

Responsibilities and Duties Related to the Internal Auditors

➢	Review the proposed audit plans each year, and continually monitor the Internal Audit Department’s performance against that plan.

➢	Review the internal audit function of the corporation including the independence and authority of its reporting obligations and the qualifications of the department employees. Furthermore, review the reasoning behind the discharge or transfer of any internal auditor.

➢	Review and endorse the hiring of the Internal Audit Manager and subsequently the Chairman of the Committee will be appropriately involved in performance evaluation of the Internal Audit Manager.

➢	Confirm and assure the objectivity of the internal auditors.

➢	Review and approve the annual Internal Audit Budget and assess the appropriateness of the resources allocated to Internal Audit.

➢	Review internal audit reports in order to be aware of any significant findings and management’s intended corrective action.

Other Responsibilities and Duties

➢	Submit the minutes of all meetings of the Committee to the Board of Directors.

➢	Review and update the Committee’s charter annually and subsequently have it approved by the Board of Directors.

➢	Ensure that financial management remains knowledgeable of current accounting guidelines and principles.

➢	Inquire of management, the Internal Audit Manager, and the independent auditors about significant risks or exposures of the company, and assess the steps management has taken to minimize these risks.

➢	Determine that the company’s Standards of Business Conduct and other policy statements are current and adequately address the risks and exposures of the company. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

➢	Conduct or authorize the investigation of any matter brought to the Committee’s attention within the scope of its duties. The Committee shall be empowered to retain independent

Appendix A

counsel, independent auditors and/or other professionals to assist in the conduct of any investigation, as is deemed necessary.

➢	Review, with the in-house counsel, any legal and/or regulatory matters that could have a significant impact on the organization’s financial statements.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors. It should be noted that in performing their duties and responsibilities, Committee members are entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data that are prepared or presented by any of the following:

1.	One or more directors, officers, or employees of the company who the director reasonably believes are reliable and competent in the matters prepared or presented;

2.	Counsel, independent auditors, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence;

3.	A committee of the directors upon which the director does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

SECTION I
Purpose

1.1	Purpose. The purpose of The Andersons, Inc. 2004 Employee Share Purchase Plan (“the Plan”) is to enable and encourage Employees to acquire an ownership interest in the Company through purchase of the Company’s Common Shares, thereby permitting Employees to share in the growth in value of the Company.

1.2	Section 423 Plan. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

1.3	Effectiveness of the Plan. The Plan will be effective retroactively to January 1, 2004, subject to approval by the Company’s shareholders. The Plan will remain in effect until such time as it is amended or terminated by the Board of Directors of the Company in accordance with the terms of Section IX hereof.

SECTION II
Definitions

Unless the context indicates otherwise, the following terms have the meanings set forth below.

2.1	“Board” means the Board of Directors of the Company.

2.2	“Code” means the Internal Revenue Code of 1986, as amended.

2.3	“Committee” means the Compensation Committee of the Board.

2.4	“Common Shares” means the common shares, no par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.5	“Company” means The Andersons, Inc., any successor entity in a merger or consolidation, and any subsidiary corporation, as defined in Section 424(f) of the Code, which elects to participate in the Plan with the approval of the Board.

2.6	“Compensation” means a Participant’s total cash compensation including base pay, overtime pay and cash bonuses paid during the Plan Period through the payroll system.

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

2.7	“Discount to Market” means a percentage discount to the Fair Market Value of the Plan Shares for purposes of calculating the Purchase Price pursuant to Section 5.3 hereof which the Committee may authorize in its sole discretion from time to time. The Discount to Market may not be less than 0% or more than 15%.

2.8	“Fair Market Value” as of a certain date means the fair market value of the Common Shares as determined by the Committee in its sole discretion. In making such determination, the Committee may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.9	“Pension Committee” means The Andersons, Inc. Pension Committee.

2.10	“Participant” means an employee who elects to participate in the Plan prior to the first day of any Plan Period in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by Section 423 of the Code and the Plan.

2.11	“Plan Period” shall have the meaning set forth in Section 5.1.

2.12	“Plan Shares” shall have the meaning as set forth in Section 4.1.

2.13	“Purchase Date” shall have the meaning set forth in Section 5.4.

2.14	“Purchase Price” shall have the meaning set forth in Section 5.4.

SECTION III
Administration of the Plan

3.1	Authority of the Committee. The Committee has the authority to propose adoption of resolutions by the Board regarding: 1) authorization of Plan Shares; 2) authorization of the Purchase Price for Plan Shares; 3) amendment and termination of the Plan as set forth in Section IX. The Committee is authorized by the Board to oversee the administration of the Plan including the purchase and transfer of Plan Shares.

Until the Committee shall explicitly revoke the following the Committee shall be deemed to have delegated to the Pension Committee, control of the general day-to-day administration of the plan and to purchase and transfer shares of the Plan with all powers necessary to enable it to carry out its duties in that respect.

The Pension Committee shall control the operation of the Plan including, but not limited to, the power to (a) subject to Section 5.2 hereof, determine eligibility for participation in the Plan, (b) subject to Section V hereof, prescribe the terms and conditions under which Plan Shares may be purchased under the Plan, (c) interpret the Plan and adopt rules for

v

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

the administration and application of the Plan, and (d) recommend to the Committee amendments and termination of the Plan as set forth in Section IX.

3.2	Decisions Binding. All determinations and decisions made by the Committee and the Pension Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION IV
Number of Shares Under the Plan

4.1	Shares Subject to Plan. The Company shall reserve 300,000 Common Shares (the “Plan Shares”) for issuance to and purchase by employees under this Plan, subject to adjustment pursuant to Section 4.2 hereof. Plan Shares may be Common Shares now or hereafter authorized yet unissued or Common Shares already authorized, issued and owned or purchased by the Company. If and to the extent that any right to purchase Plan Shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, Plan Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2	Change in Capitalization. In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as in its sole discretion may deem appropriate, the aggregate number of Plan Shares and the terms of any existing offering shall be adjusted by the Board to reflect such change.

SECTION V
Participation and Plan Operation

5.1	Plan Period. The Plan shall operate on a calendar year basis, with each Plan Period beginning on the first day of January of each year and ending on the 31st day of December of such year.

5.2	Eligible Employees. All employees of the Company shall be eligible to participate in the Plan, unless otherwise prohibited by tax law.

5.3	Enrollment in the Plan.

(a)	An employee may elect to participate in a Plan Period by filing with the office or offices designated by the Pension Committee an enrollment form prescribed by the Pension Committee authorizing payroll deductions not less than ten business days prior to the first day of such Plan Period.

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

(b)	Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Plan Shares, which may be any whole percentage from 1% up to and including a maximum contribution amount designated by the Pension Committee from time to time.

(c)	Payroll deductions shall commence on the first payday following the first day of the applicable Plan Period and shall continue to the end of such Plan Period, subject to contribution changes (if any) permitted under the Plan.

(d)	A Participant may cease contributions, reenroll in the Plan or increase or decrease the rate of contribution during the Plan Period in accordance with the rules and procedures prescribed by the Pension Committee from time to time.

(e)	A Participant may increase or decrease the rate of payroll deduction for any subsequent Plan Period by filing, at the appropriate office, a new authorization for payroll deductions not less than ten business days prior to the first day for such subsequent Plan Period.

(f)	A Participant shall automatically participate in each successive Plan Period until the time of such Participant’s withdrawal from the Plan. A Participant shall not be required to file any additional enrollment forms for any such successive Plan Period in order to continue participation in the Plan.

(g)	By enrolling in the Plan, a Participant shall be deemed to elect to purchase the maximum number of Plan Shares (including the right to fractional shares) that can be purchased with the amount in such Participant’s Cash Account as of the Purchase Date; provided, however, that in addition to the limitations on Common Share ownership and other limitations set forth herein, the Committee may establish limitations on the number of Plan Shares which may be purchased by a Participant during the Plan Period.

5.4	Purchase Price. Unless otherwise specified by the Committee with respect to a certain Plan Period, the purchase price for each Plan Share to be purchased under the Plan in respect of each Plan Period (the “Purchase Price”) shall be the lesser of (i) the Fair Market Value of the Common Shares less the Discount To Market as of the first day of such Plan Period or (ii) the Fair Market Value of the Common Shares less the Discount To Market as of the last day of such Plan Period, or the last day of each calendar quarter during the Plan Period, as specified by the Committee from time to time (the “Purchase Date”).

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

5.5	Purchase of Plan Shares and Plan Account Administration.

(a)	The Company will maintain a cash account (“Cash Account”) and a share account (“Share Account”) in the name of and for the benefit of each Participant, for bookkeeping purposes only. On each payday the amount deducted from each Participant’s Compensation will be credited to such Participant’s Cash Account.

(b)	As of the Purchase Date(s) with respect to each Plan Period, the number of Plan Shares purchased by a Participant during a Plan Period will be determined by converting the Participant’s Cash Account balance at each Purchase Date into Plan Shares, based upon the Purchase Price for the Plan Period, and subject to the annual limitation (if any), set by the Committee on the number of Plan Shares which may be purchased by any Participant, the limitations set forth in Section VII hereof, and the limitation on the aggregate number of Common Shares subject to the Plan set forth in Section 4.1 hereof. In the event purchases by Participants at a particular Purchase Date would exceed such aggregate amount of Common Shares, allocations will be made among Participants, pro rata based on the outstanding amount in such Participant’s Cash Account. If the Employee’s Cash Account has a positive balance at the end of the Plan Period after being reduced by the total purchase price for the Plan Shares issued, the Employee shall receive the balance in cash.

(c)	As soon as practicable after all necessary Plan Shares have been purchased by the Committee (or its agent) for the benefit of Participants, or issued by the Company to Participants, the Committee will allocate such Shares to each Participant’s Share Accounts in the following manner: (i) the Committee will allocate full Plan Shares and fractional Plan Shares to the Share Accounts of the individual Participants to the extent of the balances in their respective Cash Accounts. Each Cash Account will be charged with its pro rata share of the cost to Participants of all Plan Shares so allocated.

(d)	In the event that a Participant’s Cash Account is not applied toward the purchase of Plan Shares at the end of a calendar quarter during the Plan Period (as set forth in Section 5.5(b) above), it shall be applied toward the purchase of a short term interest bearing investment. Any interest earned on such investment shall be credited to each Participant’s Cash Account on a reasonable basis on the last day of the Plan Period.

(e)	Cash dividends attributable to Plan Shares allocated to a Participant’s Share Account as of the record date for which such cash dividend is declared will be issued a check for the amount of the allocated cash dividends. Participants can request to have shares reinvested into the Participant’s Share Account by

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

contacting the Plan Administrator. Share dividends or share splits attributable to Plan Shares allocated to a Participant’s Share Account as of the record date for which such dividend or split is declared will be credited to Participant’s Share Accounts as of the effective date of such split. All other distributions attributable to Plan Shares allocated to a Participant’s Share Account will be distributed to such Participant pro rata in a manner to be determined by the Pension Committee, consistent with the terms hereof; provided such manner treats all holders of Plan Shares equally with respect to such distribution. No person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of the Plan Shares allocated to a Participant’s Share Account.

(f)	The Plan Shares (including the right to fractional shares) purchased on behalf of a Participant shall initially be registered in the name of a Nominee. Share certificates shall be issued to each Participant for the Plan Shares held on such Participant’s behalf in the name of the Nominee only upon the request of such Participant, but all rights accruing to an owner of record of such Plan Shares, including, without limitation, the rights set forth in Section 5.5(e) above, shall belong to the Participant for whose account such Plan Shares are held. Cash shall be paid to Participants in lieu of issuing share certificates for fractional shares.

(g)	Notwithstanding the foregoing, a Participant may elect, as of the first day of any calendar quarter, to have some or all of the non-fractional Plan Shares previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant by giving written notification of such election to the Company or Nominee, specifying the number of full shares (if fewer than all) to be registered in the name of such Participant. In such case, the number of full shares of each class of the Company’s capital shares held by the Nominee on behalf of such Participant and so specified in the Participant’s notice shall be transferred to and registered in the name of such Participant as soon as administratively practicable.

(h)	Upon termination of employment for any reason, the Plan Shares held by the Nominee on behalf of such Participant shall be transferred to and registered in the name of such Participant as soon as administratively practicable. Any fractional shares remaining shall be paid in cash.

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

5.6	Impact of Cessation of Contributions. In the event that a Participant elects to cease elected contributions during a Plan Period, and while an Employee of the Company, all remaining contributions credited to the Participant’s Cash Account during the Plan Period and not yet used to purchase Plan Shares will be applied toward the purchase of shares at the next Purchase Date unless the Participant elects in writing to receive payment of the Cash Account balance in cash without interest payment. Such cash payment will be made as soon as administratively practical following this election.

5.7	Termination of Employment.

(a)	In the event of termination of employment for reasons other than death, disability or retirement (i) the Plan Shares contained in a Participant’s Share Account will automatically be distributed to the Participant and (ii) the cash in such Participant’s Cash Account will automatically be distributed to the Participant with no interest payment.

(b)	In the event of termination of employment due to death, disability or retirement, the Participant (or his or her beneficiary in the event of death) may elect in writing to receive his or her Cash Account balance in cash with no interest payment, or to have the balance contained in his or her Cash Account applied toward the purchase of Plan Shares on the next applicable Purchase Date.

SECTION VI
Rights Not Transferable

The rights and interests of any Participant in the Plan, including any right to purchase Plan Shares, shall not be transferable other than by will or the applicable laws of descent and distribution and any such right to purchase shall be exercisable only during the lifetime of such Participant, and then only by such Participant.

SECTION VII
Limitations on Share Ownership

Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase Plan Shares if:

(a)	such Participant would, immediately after electing to purchase such shares, own Common Shares possessing 5% or more of the total combined voting power or value of all classes of capital shares of the Company or of any of its Subsidiaries, as defined by Section 424(f) of the Code; or

x

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

(b)	the rights of such Participant to purchase Plan Shares would accrue at a rate that exceeds $25,000 of Fair Market Value of such Plan Shares (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time.

For purposes of the foregoing clause (a), ownership of Common Shares shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Common Shares which they have a right to purchase under the Plan or any other share option agreement with the Company or its Subsidiary.

SECTION VIII
Miscellaneous Provisions

8.1	Continued Employment. Nothing in the Plan shall be construed to give any employee the right to be retained in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary or a Participant to terminate such employment at any time with or without cause.

8.2	Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any Plan Shares which he or she may have a right to purchase under the Plan until the date such shares are registered in the name of such Participant or in the name of a Nominee on behalf of such Participant.

8.3	Rights to Purchase Shares. Each right to purchase Plan Shares under the Plan shall be subject to the requirement that if at any time the Committee or the Pension Committee shall determine that the listing, registration or qualification of such right to purchase or the Plan Shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of Plan Shares pursuant thereto, then, anything in the Plan to the contrary notwithstanding, no such right to purchase may be exercised in whole or in part, and no Plan Shares shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee and the Pension Committee. the Pension Committee is authorized upon the advice of counsel to make such amendments to the Plan as may be necessary or desirable to facilitate obtaining an effective registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering Plan Shares issued pursuant hereto.

Appendix B

The Andersons, Inc.
2004 Employee Share Purchase Plan

SECTION IX
Amendment or Termination of the Plan

9.1	Amendment. The Board may, at any time and from time to time, amend, modify or suspend the Plan, but no such amendment, modification or suspension without the approval of the shareholders shall:

(a)	increase the maximum number (determined as provided in the Plan) of Plan Shares, other than as provided in Section 4.2 hereof;

(b)	permit the issuance of any Plan Shares at a Purchase Price less than that provided in the Plan as approved by the shareholders;

(c)	cause the Plan to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

9.2	Termination. This Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive the amounts in his or her Cash Account and Share Account without his or her consent. In the event of a termination of the Plan, (i) the Plan Shares contained in a Participant’s Share Account will automatically be distributed to the Participant and (ii) the cash in such Participant’s Cash Account will automatically be distributed to the Participant with no interest payment. All other distributions to Participants or actions necessitated by such termination shall be allocated among all Participants, pro rata according to the amounts in their Cash Accounts and Share Accounts, in a manner to be determined by the the Pension Committee, consistent with the terms hereof, provided such manner treats all Participants equally with respect to such distribution.

Appendix C

THE ANDERSONS, INC.

GOVERNANCE/NOMINATING COMMITTEE

CHARTER

Purpose: The primary function of the Governance/Nominating Committee (“GNC”) is to assist the Board of Directors in fulfilling its responsibilities, as set forth below. In addition, the chair of the GNC, who shall be known as the “Lead Director,” shall conduct regular meetings of the independent directors without management’s presence to discuss any and all issues of interest and to take any action(s) deemed appropriate.

Structure: The GNC shall be comprised of three or more independent directors who are free from any relationship that in the opinion of the Board would interfere with their independence. The members and chair shall be elected at the annual organizational meeting of the Board. The GNC shall meet not less than two times each year.

Responsibilities and Duties

Ongoing:

•	Develop, recommend and review criteria for selecting new directors;

•	Identify individuals who qualify for Board membership;

•	Consider individuals recommended by shareholder(s) for Board membership;

•	Assure that director nominations are approved by a majority of the independent directors;

•	Develop, recommend and review corporate governance principles and guidelines;

•	Assure the orientation and continuing education of directors;

•	Perform related tasks, such as Board size, committee structure and meeting frequency;

•	Perform such tasks as appropriately may be assigned by the Board.

Annually:

•	Recommend to the Board a slate of director nominees;

•	Collaborate with the Compensation Committee on the CEO’s performance;

•	Evaluate the performance of the Board of Directors;

•	Evaluate the performance of the Governance/Nominating Committee;

•	Review the Governance/Nominating Committee Charter;

•	Review the Charter of each committee to assure compliance and a comprehensive approach to Board governance;

•	Work with the Chairman of the Board to appoint committee members and chairs;

•	Review and circulate a disclosure questionnaire for completion by all directors.

After each Board meeting:

•	The Lead Director shall invite all independent Board members to meet at the conclusion of each Board meeting without management’s presence to discuss any and all issues of interest and to take any action(s) deemed appropriate.

PROXY — THE ANDERSONS, INC.
Meeting Details

Location: The Andersons Inc. General Office Building, 480 W. Dussel Dr., Maumee OH 43537; 1:30 p.m. Local Time Proxy solicited by Board of Directors for Annual Meeting — May 13, 2004

The undersigned hereby appoints Matthew C. Anderson, John P. Kraus and Beverly J. McBride, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on May 13, 2004 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

THIS PROXY, WHEN PROPERY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE APPROVAL OF THE 2004 EMPLOYEE SHARE PURCHASE PLAN, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

Important — This Proxy must be signed and dated on the reverse side. Thank you for voting.

IF YOU HOLD SHARES THROUGH A BROKERAGE FIRM, IN YOUR OWN NAME, OR THROUGH THE 401K, YOU MAY HAVE MORE THAN ONE PROXY TO COMPLETE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, BUT NO LATER THAN MAY 6, 2004.

This Space May Be Used For Any Comments You Care To Make:

Internet and Telephone voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-416-8421 in the United States of Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 13, 2004.

THANK YOU FOR VOTING.

The Andersons, Inc.

{Name and address of shareholder]

[  ] Mark this box with an X if you have made changes to your name or address details above

Annual Meeting Proxy Card

A. Election of directors

1. The Election of ten Directors to hold office for a one-year term: The Board of directors recommends a vote FOR the listed nominees.

	For	Withhold
Michael J. Anderson	[ ]	[ ]
Richard P. Anderson	[ ]	[ ]
Thomas H. Anderson	[ ]	[ ]
John F. Barrett	[ ]	[ ]
Paul M. Kraus	[ ]	[ ]
Donald L. Mennel	[ ]	[ ]
David L. Nichols	[ ]	[ ]
Sidney A. Ribeau	[ ]	[ ]
Charles A. Sullivan	[ ]	[ ]
Jacqueline F. Woods	[ ]	[ ]

B. Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Approval of the 2004 Employee Share Purchase Plan	[ ]	[ ]	[ ]

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.	[ ]	[ ]	[ ]

Mark this box with an X if you plan to attend the Annual Meeting. [  ]

C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Note: Please sign your name(s) EXACTLY as your name(s) appear on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1	Signature 2	Date (mm/dd/yyyy)
[ ]	[ ]	[ / / ]